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                                                                   Exhibit 4.23



                                                                EXECUTION COPY

                              FOURTH AMENDMENT TO
                                 LOAN AGREEMENT

                  THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") is dated as of March 28, 1997 among ALAMO RENT-A-CAR, INC., a Florida corporation ("ALAMO"), and ALAMO FUNDING, L.P., a limited partnership organized under the laws of the State of New York (the "LENDER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Alamo and the Lender are parties to that certain Loan Agreement dated as of June 20, 1994 (as amended, restated or modified from time to time, the "LOAN AGREEMENT");

                  WHEREAS, Alamo and the Lender are parties to that certain Amendment to Loan Agreement, dated as of December 29, 1994;

                  WHEREAS, Alamo and the Lender are parties to that certain Second Amendment to Loan Agreement, dated as of June 11, 1996;

                  WHEREAS, Alamo and the Lender are parties to that certain Third Amendment to Loan Agreement, dated as of November 25, 1996;

                  WHEREAS, Alamo and the Lender desire to amend certain provisions of the Loan Agreement;

                  NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

                  Section 01. DEFINED TERMS. All capitalized terms used herein (including in the preamble and in the recitals) and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

                  Section 02.  AMENDMENTS TO THE LOAN AGREEMENT.

                  (a) AMENDMENT TO SECTION 1.1. The following term is added to Section 1.1:



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                                    "REPUBLIC GUARANTY" has the meaning
                                    assigned thereto in the Definitions List annexed to the Liquidity Loan Agreement.

                  (b) AMENDMENT TO SECTION 9.8(i). Section 9.8(i) of the Loan Agreement is hereby amended to read in its entirety as follows:

                                    "(i) QUARTERLY FINANCIAL STATEMENTS AND
                                    INFORMATION. In the event the Republic
                                    Guaranty is terminated in accordance with
                                    Section 13 thereof, within sixty (60) days after the last day of each of the first three calendar quarters in each fiscal year of Alamo, the balance sheet of Alamo as at the end of such quarter, and the related statement of income, retained earnings, and cash flows of Alamo, and a reconciliation of stockholders' equity with respect to Alamo for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall be in comparative form with respect to the financial results of Alamo for the corresponding calendar quarter of the preceding year, and which shall be certified by the president, chief financial officer, the treasurer or the comptroller of Alamo, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with generally accepted accounting principles consistently applied, the financial position of Alamo, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to the normal year-end adjustments, and which shall be accompanied by a certificate of Arthur Andersen LLP, or another "Big Six" accounting firm, stating that such accountants have reviewed such financial statements."

                  (c) AMENDMENT TO SECTION 9.8(ii). Section 9.8(ii) of the Loan Agreement is hereby amended to read in its entirety as follows:

                                    "(ii)   ANNUAL FINANCIAL STATEMENTS AND
                                    INFORMATION; CERTIFICATE OF NO DEFAULT.
                                    In the event the Republic Guaranty is
                                    terminated in accordance with Section 13 thereof, within ninety (90) days after the end of each

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                                    calendar year, the audited balance sheet of
                                    Alamo, as at the end of such fiscal year, and the related audited statements of income, retained earnings and cash flows of Alamo, and a reconciliation of stockholders' equity with respect to Alamo for such fiscal year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous fiscal year, and shall be accompanied by an unqualified opinion of Arthur Andersen LLP or another "Big Six" accounting firm, together with a statement of such accountants certifying (i) that no default or Loan Event of Default was detected during the examination of Alamo, and (ii) that such accountants have authorized Alamo to deliver such financial statements and opinion thereon to the Agent and the Lender pursuant to this Agreement."

                  (d) AMENDMENT TO ARTICLE XII. Article XII of the Loan Agreement is hereby amended by adding the following new Section 12.1.6 immediately following Section 12.1.5:

                                    "SECTION 12.1.6. DEFAULT UNDER THE REPUBLIC
                                    GUARANTY AND/OR OTHER AGREEMENTS OR
                                    COVENANTS. Default in the payment when due of any payments required under the Republic Guaranty, and the continuance thereof for two (2) Business Days after the occurrence thereof or the default in the performance of any other agreement or covenant (financial or otherwise) in the Republic Guaranty, and the continuance thereof for thirty (30) days after written notice thereof from the Lender."

                  Section 03. CONDITIONS OF EFFECTIVENESS. The following constitute conditions precedent to the effectiveness of this Amendment:

                  (a) The Lender shall have received written confirmation from the Rating Agencies that this Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by any Rating Agency;

                  (b) Each Liquidity Lender and the Credit Enhancer shall have delivered written consent to this Amendment evidenced by their execution of ANNEX A to the Third

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         Amendment to the Liquidity Loan Agreement, dated as of March
         __, 1997 (the "CONSENT");

                  (c) Execution and delivery of this Amendment by the Lender and Alamo;

                  (d) The Lender and Alamo shall have delivered prior written notice of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (e) The Lender and Alamo shall have delivered fully executed copies of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (f) The Lender shall have received from Alamo (i) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (ii) an incumbency certificate from the Secretary thereof with respect to its officers, agents or other representatives authorized to execute this Amendment; and

                  (g) The Lender shall have received an Opinion of Counsel to Alamo to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of Alamo, enforceable against it in accordance with its terms, subject to the exceptions set forth therein.

                  Section 04. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. Alamo represents and warrants to the Lender as to itself and as to each Borrower, that the representations and warranties in Article VIII of the Loan Agreement, as amended by this Amendment, are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  Section 05. REFERENCE TO AND EFFECT ON THE RELATED DOCUMENTS; RATIFICATION.

                  (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Loan Agreement" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

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                  (b) The Loan Agreement, as amended above, is and shall
         continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  Section 06. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  Section 07. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            ALAMO RENT-A-CAR, INC.

                                            By: /s/ Dana Egan Sullenberger
                                                ------------------------------
                                                Name: Dana Egan Sullenberger
                                                Title: Authorized Signatory


                                            ALAMO FUNDING, L.P.

                                            By:  AFL FLEET FUNDING, INC.,
                                                     its General Partner

                                            By: /s/ Richard L. Taiano
                                                ------------------------------
                                                Name: Richard L. Taiano
                                                Title: Vice President